                                                                EXHIBIT 10.ppp


               MANAGEMENT AND LEASING FEE SUBORDINATION AGREEMENT


      THIS MANAGEMENT AND LEASING FEE SUBORDINATION AGREEMENT ("Agreement") is dated as of the 23 day of January, 1997, by and among COPLEY PLACE ASSOCIATES, LLC, a Delaware limited liability company ("Copley"), COPLEY PLACE ASSOCIATES NOMINEE CORPORATION, a Delaware corporation, the sole shareholder of which is Copley ("Nominee"; Copley and Nominee are hereinafter referred to individually and collectively as "Owner"), COPLEY FUNDING CORPORATION, a Delaware corporation ("Funding"), COPLEY FINANCING CORPORATION, a Delaware corporation ("Financing"), THE AETNA CASUALTY AND SURETY COMPANY, a Connecticut corporation ("Aetna"), and OVERSEAS MANAGEMENT, INC., a Delaware corporation ("Manager").

                                    RECITALS

      WHEREAS, Owner is the owner of a leasehold interest in the property and all improvements thereon encumbered by the "Loan Documents" (as defined below) (collectively, the "Property"); and

      WHEREAS, Copley Place Associates, an Illinois general partnership ("Copley Partnership"), as predecessor-in-interest to Copley, executed and delivered the loan documents described in "A" attached hereto (collectively, the "Loan Documents"). Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meaning set forth in Exhibit "A". The loan evidenced and secured by the Loan Documents being hereinafter referred to as the "Loan"; and Aetna, as holder of the Loan Documents, and any and all subsequent holders of the Loan Documents shall be referred to herein as the "Holder"; and

      WHEREAS, Urban Retail Properties, Co., a Delaware corporation ("URPC"), as successor in interest to JMB Properties Urban Company, an Illinois general partnership ("JMB Properties") and Copley Partnership have terminated that certain Management Agreement, dated as of September 1, 1983 (the "Prior Management Agreement"); which such termination was made with the consent of Aetna and which such termination is effective as of the date hereof; and

      WHEREAS, after the termination of the Prior Management Agreement, Copley Partnership was merged into Copley on the date hereof with the consent of Aetna.

      WHEREAS, after the merger of Copley Partnership into Copley, Overseas Partners Capital Corp., a Delaware corporation ("Overseas"), purchased 66-2/3% of the membership interests in Copley, and Overseas was admitted as the managing member of Copley with the consent of Aetna (the "Purchase Transaction"); and

      WHEREAS, immediately after the Purchase Transaction and with the consent of Aetna, Owner and Manager entered into that certain Management Agreement dated as of the date hereof, a copy of which is attached hereto as Exhibit "B" (as renewed, extended, amended or delegated in accordance with the terms hereof, the "Management Agreement"), to provide for the management of the Property, which Management Agreement provides for the payment of certain fees to Manager for the management of the Property; and

      WHEREAS, it was a condition to Aetna's consent to the foregoing transactions that Manager, as an affiliate of Overseas, agree to accept payment of management fees and leasing commissions under the Management Agreement as set forth herein, and Owner and Manager agree to the payment and acceptance of management fees and leasing commissions under the Management Agreement as set forth herein.

      NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Owner, Funding, Financing, Manager and Aetna hereby agree as follows:

      1. Management Fee Deferral and Payment Subordination. No 'Percentage Fee" (as defined in Schedule 7.1 of the Management Agreement) payable pursuant to
Section 7.1 of the Management Agreement (collectively, the "Management Fees") nor any leasing commissions payable to Owner, Manager or any affiliate thereof relating to leases of space in the Property ("Leasing Commissions") shall be paid to Owner, Manager or any affiliate thereof out of Proceeds (as hereinafter defined) until Holder has received all amounts due Holder under the Loan Documents and the rights of Owner, Manager or any affiliate thereof to payment of such Management Fees or Leasing Commissions shall be subject and subordinate to Holder's rights to payment under the Loan Documents as provided herein. All Management Fees and Leasing Commissions shall be deferred and shall be payable to Manager as provided in Section 10 hereof. In addition, until Holder has received all amounts due to Holder under the Loan Documents, no costs and expenses incurred by Manager under the Management Agreement which are reimbursable by Owner thereunder (including "Reimbursable Costs", as defined in Schedule 7.1 of the Management Agreement) shall be paid by Owner to Manager out of the Proceeds unless such payments or reimbursements are in accordance with the Budget (as such term is defined in the Loan Documents), and Manager's rights to reimbursement of such costs and expenses shall be subject and subordinate to Holder's rights to payment under the Loan Documents except to the extent such payments or reimbursements are in accordance with the Budget.

Payment of Management Fees and Leasing Commissions and reimbursement of such costs and expenses from sources other than the Proceeds is not restricted. This Agreement shall not be deemed to prohibit the hiring by Owner or Manager of non-affiliated third party leasing agents with regard to leasing the Property, or the payment of market rate fees or commissions to such leasing agents from the Proceeds. The term "Proceeds" shall mean and refer to total income, revenues, rentals, proceeds from sale or refinance, and other consideration received by or for the account of Owner or any affiliate thereof relating to the Property (which shall include income from any source, including proceeds of casualty insurance not used to make repairs to the Property and not applied in reduction of the outstanding principal balance of the Loan, but which shall exclude the capital contributions made by the members in Owner).

      2. Performance by Manager. Subject to paragraph 11 hereof, until the earlier of (a) payment of the Loan in full, or (b) six (6) months after Owner ceases to pay the scheduled payments under the Note (but in no event later than one hundred and twenty (120) days after maturity of the Loan (whether by acceleration or otherwise), Manager agrees to continue to perform all of its obligations under the Management Agreement in accordance with its terms and subject to all rights (including termination rights) of Manager thereunder, notwithstanding that the provisions of this Agreement may prohibit or restrict the payment of any Management Fees or Leasing Commissions thereunder. Subject to the foregoing, no election by Owner or Manager to terminate the Management Agreement shall become effective unless and until Owner has obtained Holder's prior written consent to undertake Manager's property management functions or a replacement manager has been appointed by Owner with Holder's prior written consent, which consent may be withheld in Holder's sole and absolute discretion.

      3. Trust for Prohibited Payments. Neither Manager nor any affiliate thereof shall accept or receive any Management Fees or Leasing Commissions, nor any reimbursement of costs and expenses from Owner if the payment of such Management Fees or Leasing Commissions, or reimbursements of costs or expenses, is prohibited by this Agreement. If Manager accepts or receives any payment of Management Fees or Leasing Commissions, or reimbursements of costs or expenses, which is prohibited under this Agreement, Manager shall segregate such Management Fees, Leasing Commissions, or reimbursements of costs and expenses from all other funds and shall hold such Management Fees, Leasing Commissions, or reimbursements of costs or expenses in trust for the benefit of Holder and immediately pay such amounts to Holder at its address indicated by the Loan Documents.

      4. Rights of Holder. Without limiting Holder's rights and remedies at law or in equity, Holder may enforce this Agreement against Owner, Manager and any affiliate thereof, by injunction or action for specific performance. No right or remedy of Holder in connection with this Agreement shall be prejudiced or impaired in any way by any act or failure to act by Holder and, without limiting the foregoing, Holder may, at any time and from time to time, without the consent of or notice to Manager or any affiliate thereof and without impairing or releasing the subordinations described herein, do any one or more of the following: (a) change the manner, place or terms of payment of, or renew or alter the Loan; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Loan; (c) release any person or entity liable for the Loan; or (d) exercise or refrain from exercising any rights or remedies against Owner or the Property under the Loan.

      5. Representations and Warranties. Owner hereby represents and warrants to Holder that the Management Agreement is the only agreement entered into by Owner which provides for the management of all or any part of the Property, other than the Agreement for Purchase of Consulting and Other Services, dated as of the date hereof, by and between Manager and URPC (the "Consulting Agreement"), and contracts for management of the parking facility which is a portion of the Property with unaffiliated third parties ("Parking Management Agreements"), and that no fees or charges are payable by Owner relating to the management of the Property other than as required by the Management Agreement, the Consulting Agreement or the Parking Management Agreements. Manager hereby represents and warrants to Holder that the Management Agreement is the only agreement entered into by Manager (other than the Consulting Agreement and the Parking Agreements) which provides for the management of all or any part of the Property and that no fees or charges are due to Manager relating to management of the Property other than as described in the Management Agreement. Owner and Manager hereby represent and warrant to Holder M that Manager has received, reviewed and approved all of the Loan Documents, and 00 that no Management Fees or Leasing Commissions have been paid to Manager or any affiliate thereof out of Proceeds.

      6. Restrictive Covenants. None of Owner, Manager or any affiliate thereof shall enter into any agreements other than the Management Agreement which provide for the management of all or any part of the Property other than the Consulting Agreement and the Parking Management Agreements, without Holder's prior written consent, which Holder may not unreasonably withhold but Holder may condition its consent to any such agreement upon the execution by the parties thereto and the delivery to Holder of an agreement acceptable to Holder that is substantially in the form of this Agreement. None of Owner, Manager or any affiliate thereof shall enter into any modifications, amendments or supplements to the Management Agreement that would have a material adverse effect upon Holder's rights under the Loan Documents, or that would violate or conflict with the provisions of this Agreement without Holder's prior written consent, which consent Holder may withhold in its sole and absolute discretion and Holder may condition its consent to any such modification, amendment, or supplement upon the reaffirmation by Owner and Manager of this Agreement in form and substance acceptable to Holder.

      7. Events of Default. Default by any or all of Owner, Manager or any affiliate thereof in the performance of any obligation contained herein or the violation by any or all of Owner, Manager or any affiliate thereof of any restriction contained herein shall constitute an Event of Default hereunder.

      Notwithstanding the foregoing, provided that no event requiring consent of Holder under the Loan Documents has occurred without Holder's consent first having been obtained, a default in an obligation other than either an obligation to pay money or a covenant which restricts Owner, Manager or any affiliate thereof from making any payment of money to any person (a "Non Monetary Default") shall not constitute an Event of Default unless and until the "Notice Period" (as hereinafter defined) for such Non Monetary Default shall have expired without the default having been cured. The Notice Period for a Non Monetary Default shall commence when notice thereof has been delivered to Owner and Manager, and shall end thirty (30) days later, provided, however, that in the case of a Non Monetary Default not capable of being cured within thirty (30) days, the Notice Period shall be extended for as long as necessary to complete such cure provided that Owner or Manager, as applicable, is proceeding continuously with due diligence to complete such cure. Notwithstanding said qualification on the definition of an Event of Default, Owner and Manager shall not be entitled to notice or an opportunity to cure any Non Monetary Default which occurs after, and within twelve consecutive months of, Owner's or Manager's receipt of notices from Holder concerning two prior Non Monetary Defaults.

      8. Accounting. Owner and Manager shall provide Holder on or before each May 15, August 15, November 15 and February 15 during the term hereof with an accounting (each, an "Accounting"), in form and substance acceptable to Holder and including the calculations by which the amount of Management Fees and Leasing Commissions were determined, setting forth the amount of Management Fees and the amount of Leasing Commissions which would have been paid to Manager by Owner but for the terms of this Agreement. Each Accounting shall specify all Management Fees and all Leasing Commissions earned during the immediately preceding calendar quarter, the date each such Management Fee or Leasing Commission would have been paid but for the terms of this Agreement, and the cumulative amount of Management Fees and Leasing Commissions owing to Manager since the delivery of the Management Agreement, together with the cumulative six percent (6.0%) non-compounded return on any such amount described in paragraph 1 0 hereof. Each Accounting shall be certified by Owner and Manager to have been prepared in accordance with the terms of this Agreement and to be true, accurate and complete in all material respects.

         9.  Holder's Audit Rights.

         (a) Holder may notify Owner within sixty (60) days after receipt of any Accounting that Holder disputes or questions any computation or item contained in such Accounting. If Holder so notifies Owner, the parties shall meet in good faith within twenty (20) days after Holder's notice to Owner to resolve such disputed items among themselves. If, despite such good faith efforts, the parties are Unable to resolve the dispute at such meeting or within ten (10) days thereafter, the items shall be resolved by an independent certified public accountant who shall be designated by Holder (and reasonably approved by Owner and Manager) within fifteen (15) days after such ten (10) day period. The determination of such accountant shall be final, and such accountant shall endeavor to render a determination within twenty (20) days after appointment. The fees of such accountant shall be paid by Holder unless such review shall indicate that the disputed Accounting set forth Management Fees and/or Leasing Commissions in excess of actual Management Fees and/or Leasing Commissions by four percent (4%) or more, in which case Owner shall pay all such fees. Any adjustment in the amount of Management Fees and/or Leasing Commissions shall be reflected in the Accounting immediately following such disputed Accounting.

         (b) Owner and Manager shall keep and maintain at all times full and accurate books of account and records adequate to correctly reflect all items required in order to calculate Management Fees and Leasing Commissions. All such books and records shall be kept at Overseas Management, Inc., 115 Perimeter Center Place, Suite 940, Atlanta, Georgia 30346-1223, or at such office in the Commonwealth of Massachusetts as Owner may reasonably select, provided Owner gives Holder prior written notice thereof. Such books and records shall be available until at least five (5) years after repayment in full of the Loan. Holder shall have the right to inspect, copy and audit such books of account and records at Holder's expense, during reasonable business hours, and upon reasonable notice to Owner whether such books and records are in the possession of Owner or any agent of Owner, for the purpose of verifying the accuracy of any Accounting. All statements required under this Agreement shall be in addition to any other financial or operating statements required by Holder from Owner pursuant to the Loan Documents.

      10. Payment of Management Fees and Leasing Commissions. All Management Fees and Leasing Commissions, together with a six percent (6%) noncompounded return thereon (calculated for each unpaid amount of Management

Fees or Leasing Commissions from the date such Management Fees would have been paid pursuant to the Management Agreement or the date such leasing commissions were earned, as applicable, but for the terms of this Agreement), may be paid by Owner to Manager from Proceeds only after repayment in full of the Loan, provided, however, that Leasing Commissions considered in calculation of the Copley Return (as defined in that certain Equity Payment Agreement dated as of March 1, 1992, by,and among Copley Partnership, Aetna, Funding and Financing) shall not exceed five dollars ($5.00) per leased square foot.

      11. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Owner, Manager and Holder and their respective successors, assigns and transferees; provided, however, that notwithstanding anything to the contrary contained in the Management Agreement or Section 2 hereof, the Management Agreement and Section 2 hereof and all of Owner's and Manager's rights and interests thereunder may not be assigned without the Holder's prior written consent other than pursuant to the Consulting
Agreement, and shall automatically terminate upon any judicial or nonjudicial foreclosure of the Mortgage or the acceptance of a deed in lieu of foreclosure by the Holder or the appointment of a receiver to manage the Property (except for rights and obligations relating to acts or events occurring prior to such termination).


      12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

      13. Notices. All notices hereunder shall be in writing and shall be given personally or by United States certified or registered mail (return receipt requested) addressed as follows:

         Owner and Funding:

         Copley Place Associates, LLC
         c/o Overseas Partners Capital Corp.
         115 Perimeter Center Place Suite 940
         Atlanta, Georgia 30346-1223
         Attention: Legal Department

         with a copy to:

         Overseas Partners Capital Corp., Craig Appin House
         P.O. Box HM 1581
         8 Wesley Street
         Hamilton HM GX Bermuda
         Attention: Bruce M. Barone, President

         with a copy to:

         JMB Realty Corporation
         900 North Michigan Avenue
         Suite 1900
         Chicago, Illinois 60611
         Attention: Legal Department

         Aetna and Financing:

         The Aetna Casualty and Surety Company
         One Tower Square
         Hartford, Connecticut 06183-2020
         Attention: Robert P. Scoville

         Manager:

         Overseas Management, Inc.
         115 Perimeter Center Place Suite 940
         Atlanta, Georgia 30346-1223
         Attention: Legal Department



         with a copy to:

         Overseas Partners Capital Corp. Craig Appin House
         P.O. Box HM 1581
         8 Wesley Street
         Hamilton HM GX Bermuda
         Attention: Bruce M. Barone, President

Notices given in accordance herewith shall be deemed delivered upon personal delivery or on the date of delivery shown on the return receipt, as applicable. Any party may change its address for notices by a notice given in accordance with this Section 13.

      14. Termination. This Agreement shall terminate upon the full payment of the outstanding principal balance of the Loan, all accrued interest thereon and all other amounts payable under the Loan Documents.

      15. Severability. If any of the provisions of this Agreement are held by a court of competent jurisdiction to be unenforceable as applied to particular facts, then all of the other provisions of this Agreement (and said provision as applied to other facts) shall remain in full force and effect.

      16. No Waiver. No party shall be deemed to have waived any of its rights hereunder unless the waiver is express and is contained in a writing signed by the waiving party.

      17. Acknowledgement. Owner and Manager hereby acknowledge that Holder, Funding and Financing would not consent to the transactions contemplated by the Recitals without this Agreement and that Holder, Funding and Financing are relying upon this Agreement in executing and delivering their written consent to the Purchase Transaction.

      18. Limitations on Liability. The obligations and liabilities of Copley and the present or future members in Copley and the present or future shareholders, officers and directors of Nominee hereunder are subject to the exculpatory provisions and exceptions therefrom contained in Paragraph 43 of the Mortgage. In the case of any default by Manager, the damages recoverable by Holder against Manager shall be limited to the aggregate Management Fees paid to Manager after the date of this Agreement, plus all costs and expenses paid to or accepted by Manager in violation of Section 3 hereof, respectively, but there shall be no other limitation on the equitable or legal rights or remedies of Holder.

      19. Counterpart Originals. This Agreement may be executed in counterparts, each of which shall be deemed to constitute the same agreement.

      20. Consent of Funding, Financing and Aetna. Funding, as owner of the Note and Mortgage, and Financing and Aetna, as collateral assignees of the Note and the Mortgage, execute this Agreement to acknowledge, consent and agree to the terms of this Agreement.

      21. Termination of Prior Subordination Agreement. The parties agree that the Prior Subordination Agreement shall be superseded and replaced in its entirety by this Agreement effective as of the date hereof, and that the parties to such Prior Subordination Agreement shall have no further rights or obligations thereunder, except for rights and obligations accruing with respect to the period prior to such termination. Notwithstanding such termination, Owner's rights under the Equity Payment Agreement to take into account all amounts deferred by URPC or its predecessors or paid by Owner, COPLEY Partnership or its affiliates from sources other than Proceeds to URPC or its predecessors in connection with the Prior Management Agreement by reason of the Prior Subordination Agreement into the calculation of the Copley Return pursuant to the terms of the Prior Subordination Agreement and the Equity Payment Agreement shall not be affected by such termination; provided, however, that for purposes of the Equity Payment Agreement, the amounts taken into account for purposes of the calculation of the Copley Return as a result of this Agreement and the 'Consulting Subordination" (as defined below) shall not be counted twice if they represent amounts paid to Manager by Copley under the Management Agreement and then paid by Manager to URPC under the Consulting Agreement. As used herein, the "CONSULTING SUBORDINATION" means that certain Consulting Subordination Agreement, dated as of the date hereof, by and among Copley, Nominee, Funding, Financing, Aetna, Manager and URPC.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                             Copley:

                             COPLEY PLACE ASSOCIATES, LLC,
                             a Delaware limited liability company

                             By:   OVERSEAS PARTNERS CAPITAL CORP.,
                                   a Delaware corporation

                                   By: /s/ Bruce M. Barone
                                      --------------------
                                   Name:   Bruce M. Barone
                                        ------------------
                                   Title:  President
                                         -----------------

                             Nominee:

                             COPLEY PLACE ASSOCIATES NOMINEE CORPORATION, a Delaware corporation

                             By:  /s/ Paul C. Nielsen
                                 --------------------
                             Name: Paul C. Nielsen
                                  -------------------
                             Title: Vice President
                                   ------------------

                             Funding:

                             COPLEY FUNDING CORPORATION,
                             a Delaware corporation

                             By:/s/Paul C. Nielsen
                                ------------------
                             Name:  Paul C. Nielsen
                                  -----------------
                             Title: Vice President
                                   ----------------

                             Financing:

                             COPLEY FINANCING CORPORATION,
                             a Delaware corporation

                             By: /s/ Alan Mendelson
                                ---------------------------
                             Name:Alan Mendelson
                                ---------------------------
                             Title: President
                                ---------------------------

                             Aetna:

                             THE AETNA CASUALTY AND SURETY COMPANY,
                             a Connecticut corporation

                             By: /s/John H. Motley
                                ---------------------------
                             Name: John H. Motley
                                ---------------------------
                             Title: Vice President
                                ---------------------------


                             Manager:

                             OVERSEAS MANAGEMENT, INC.,
                             a Delaware corporation

                             By: /s/Bruce M. Barone
                               ---------------------------
                             Name:  Bruce M. Barone
                               ---------------------------
                             Title: President
                               ---------------------------